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                                  EXHIBIT 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Arrow International, Inc. on Forms S-8 (Registration Nos. 333-15215 and 33-71568) of our reports dated October 5, 1998, on our audits of the consolidated financial statements and financial statement schedule of Arrow International, Inc. as of August 31, 1998 and 1997, and for the three years in the period ended August 31, 1998, which reports are included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
November 24, 1998

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